Exhibit 10.20.b
SECOND AMENDMENT
OF
FMC TECHNOLOGIES, INC. SAVINGS AND INVESTMENT PLAN
WHEREAS, FMC Technologies, Inc. (the “Company”) maintains the FMC Technologies, Inc. Savings and Investment Plan, as amended and restated effective January 1, 2013 (the “Plan”).
WHEREAS, the Company desires to amend the Plan in accordance with the terms of the favorable determination letter issued by the Internal Revenue Services on January 30, 2014; and
WHEREAS, the Second Amendment will supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of the amendment;
NOW, THEREFORE, by virtue of the authority reserved to the Company by Section 12.1 of the Plan, the Plan is hereby amended as follows, effective as of January 1, 2008:
1.Section 8.2.3(d) of the Plan is hereby renumbered as Section 8.2.3(e) and a new Section 8.2.3(d) is hereby added to the Plan to read as follows:
(d)    Qualified Optional Survivor Annuity: Effective for Plan Years beginning on or after January 1, 2008, a Participant may elect a Qualified Optional Survivor Annuity which is an immediate annuity for the life of the Participant with a survivor annuity for the life of the Participant’s surviving spouse that equals 75% of the amount of the annuity which is payable during the joint lives of the Participant and the Participant’s spouse.

IN WITNESS WHEREOF, the Company has caused this amendment to be executed by a duly authorized representative this 7th day of February, 2014.
FMC Technologies, Inc.

By:    /s/Maryann T. Seaman
Its:    Senior Vice President and Chief Financial Officer